Exhibit 10.1

EXECUTION COPY

EXCHANGE AGREEMENT

     This EXCHANGE AGREEMENT (this “Agreement”) is made as of August 26, 2003 (the “Execution Date") by and among HearUSA, Inc. (formerly HEARx Ltd.), a Delaware corporation (the “Company”) and Zanett Lombardier Master Fund, LLC (successor to Zanett Lombardier, Ltd.), a Cayman Islands company (“Zanett”) and The San Miguel Trust, a Jersey Law Trust (“San Miguel”, and, together with Zanett, the “Investors”).

RECITALS

          A. Pursuant to a Securities Purchase Agreement dated as of August 27, 1998 (the “Original Purchase Agreement”), the Company issued and sold 7,500 shares of the Company’s 1998 Convertible Preferred Stock, par value $1.00 per share (the “Original Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $.10 per share (the “Common Stock”) and otherwise have the rights, preferences, privileges, powers and restrictions set forth in a Certificate of Designation (the “Original Certificate of Designation”) filed with the Secretary of State of Delaware on August 24, 1998.

          B. The Investors currently hold an aggregate of 4,563 shares of the Original Preferred Stock, constituting all of the now issued and outstanding Original Preferred Stock.

          C. The term of the Original Preferred Stock matures on August 27, 2003 and the parties have agreed that it is in their best interests to extend the term of the Original Preferred Stock.

          D. The Investors and the Company desire that the Investors exchange all of the currently outstanding Original Preferred Stock for shares of the Company’s newly designated convertible preferred stock (the “Exchange”), upon the terms and conditions set forth herein.

          E. The Exchange is intended to qualify as a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
THE EXCHANGE

          1.1 Closing. Subject to the terms and conditions set forth in this Agreement, the Company and the Investors shall exchange 4,563 shares of Original Preferred Stock for 4,563 shares of preferred stock described in Section 1.3 below (the “Exchange Preferred Stock”). The closing of the Exchange (the “Closing”) shall take place at the offices of Bryan Cave LLP, 700 Thirteenth Street, N.W., Washington, DC 20005, on August 26, 2003, or such earlier date as the parties shall agree (the “Closing Date”).

          1.2 Exchange. At the Closing, (i) the Investors shall deliver to, or as directed by, the Company stock certificates representing the Original Preferred Stock, and (ii) the Company shall deliver to the Investors stock certificates, registered in the names of the Investors, representing the Exchange Preferred Stock allocated among the Investors as specified in Schedule 1.2 hereto.

          1.3 Terms of Exchange Preferred Stock. The Exchange Preferred Stock shall have the rights, preferences and privileges as set forth in the Certificate of Designations attached hereto as Exhibit A (the “Exchange Certificate of Designation”) to be filed prior to the Closing by the Company with the Secretary of State of Delaware.

          1.4 Original Preferred Stock. Effective on the date of the Closing, all shares of Original Preferred Stock shall be canceled and the certificates formerly representing such shares of Original Preferred Stock shall thereafter represent only the right to receive certificates representing shares of the Exchange Preferred Stock.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

          2.1 Investor Representations and Warranties. Each Investor hereby represents and warrants to the Company as follows on the Execution Date and the Closing Date:

               (a) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated this Agreement and otherwise to carry out its obligations hereunder. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms.

               (b) Ownership of Original Preferred Stock. The Investor is the sole owner of all of the Original Preferred Stock set forth opposite its name on Schedule 2.1(b) hereof, free and clear of any and all liens, claims and encumbrances of any kind.

                (c) Investment Intent. The Investor is acquiring the Exchange Preferred Stock as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Exchange Preferred Stock or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Investor does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute the Exchange Preferred Stock.

               (d) Investor Status. At the time the Investor was offered the Exchange Preferred Stock, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Investor is not a broker-dealer.

               (e) General Solicitation. The Investor is not acquiring the Exchange Preferred Stock as a result of or subsequent to any advertisement, article, notice or other communication regarding the Exchange Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

               (f) Ownership of Common Stock. The Investor does not have a short position in the Common Stock.

               (g) Reliance. The Investor understands and acknowledges that (i) the Exchange Preferred Stock is being offered and issued to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and the Investor hereby consents to such reliance.

               (h) Brokers and Finders. With the exception of Kennebec Resources, Inc., a consultant retained, and whose fees are to be paid, by the Company, the Investor has no knowledge of any person who will be entitled to or make a claim for payment of any finder fee or other compensation as a result of the consummation of the transactions contemplated by this Agreement.

          2.2 Company Representations and Warranties. The Company hereby makes the following representations and warranties to the Investor on the Execution Date and on the Closing Date:

               (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the nature of the business it conducts makes such qualification necessary and where the failure to do so would have a material adverse effect on the Company.

                (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to issue the Exchange Preferred Stock and the shares of Common Stock underlying the Exchange Preferred Stock (the “Conversion Shares”) upon conversion of the Exchange Preferred Stock in accordance with the terms of the Exchange Certificate of Designations and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Exchange Certificate of Designations and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors. This Agreement and the Exchange Certificate of Designations have been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company enforceable against the Company, in accordance with their terms.

               (c) Issuance of the Exchange Preferred Stock. The Exchange Preferred Stock, when issued at the Closing, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all taxes, liens, options or other encumbrances of any nature.

               (d) No Conflicts. The execution, delivery and performance of this Agreement, the performance by the Company of its obligations under the Exchange Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Exchange Preferred Stock and Conversion Shares) will not, (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws or (ii) except as set forth on Schedule 2.2(d), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents. Except as set forth on Schedule 2.2(d), the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party except for such violations, defaults or events that have not and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

               (e) SEC Documents, Financial Statements. All reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed before the date hereof (and together with all financial statements and schedules thereto and all exhibits included therein and documents incorporated by reference therein, the “SEC Documents”) have been timely filed by the Company (within applicable extension periods) since July 31, 2002. With respect to SEC Documents filed on or after July 31, 2002, as of their respective dates, such SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time each was filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). The Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

               (f) Status of Investors. The Company acknowledges and agrees that each Investor has independently determined to enter into, and no Investor is acting in concert with any other Investor in entering into, this Agreement and the transactions contemplated hereby, and that no Investor is (i) an officer or director of the Company; (ii) an “affiliate” of the Company (as defined in Rule 144 of the Securities Act); or (iii) a “beneficial owner” of more than 5% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act.)

               (g) Absence of Certain Changes. Since December 31, 2002, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company, except as disclosed in the SEC Documents filed prior to the date hereof. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company.

               (h) Certain Fees. Except for certain compensation payable to Kennebec Resources, Inc. by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

ARTICLE III
OTHER COVENANTS

          3.1 Standstill Arrangement; Restrictions on Transfer.

               (a) Except as provided in subparagraph (b) below, each Investor agrees that from the date hereof until November 1, 2005 (the “Standstill Period”), it shall not tender a Notice of Conversion (as defined in the Exchange Certificate of Designation) to the Company or otherwise take any other action for the purpose of effecting an Optional Conversion (as defined in the Exchange Certificate of Designation) of the Exchange Preferred Stock. Each Investor agrees that it will not sell, transfer, encumber or otherwise dispose of any shares of the Exchange Preferred Stock or the Conversion Shares until November 1, 2005, except as provided in subparagraph (b) below.

               (b) The foregoing notwithstanding and except in the case of a Payment Default (as defined below), the parties agree that if at any time on or after December 10, 2004 through and including November 1, 2005, the Company’s Common Stock trades at or above $3.00 per share (subject to equitable adjustment in the event of any stock split, stock combination or similar event affecting the Common Stock) during any trading day as reported by the AMEX, the Investors collectively may thereafter convert pursuant to the Exchange Certificate of Designations, that number of shares of Exchange Preferred Stock which will yield on conversion up to, but not exceeding, 744,911 shares of Common Stock, provided that (i) on the day that the notice of conversion is tendered by the Investor(s) to the Company, the Common Stock has traded on the AMEX at or above $3.00 per share prior to such conversion(s); and (ii) any resale of such shares of Common Stock by the Investors before November 1, 2005, will be at or above $3.00 per share. In addition, in the event the Company shall default in the payment of Premiums (as defined in the Exchange Certificate of Designation) as provided in Section 3.2 and such default has not been cured within 5 business days of the due date of such payment (a “Payment Default”), the Investors shall be excused from their obligations under Section 3.1(a) above and may thereafter sell any shares of the Exchange Preferred Stock or convert such shares of Exchange Preferred Stock pursuant to the Exchange Certificate of Designation until such time as such Payment Default is cured, provided that a Notice of Conversion (as defined in the Exchange Certificate of Designation) has not be sent by an Investor prior to such cure.

          3.2 Payment of Premium. The Company shall make the payments to the Investors by wire transfer of immediately available funds to the account(s) designated in writing by the Investors in the amounts and at the times set forth on Schedule 3.2 attached hereto, subject to adjustment of the amount of such payments from time to time to reflect any conversion of the Exchange Preferred Stock as permitted under Section 3.1(b) or after termination of the Standstill Period and any payment of Premium pursuant to the Exchange Certificate of Designation. Payments shall be applied first to the accrued and unpaid Premium (as defined in the Original Certificate of Designation) on the Original Preferred Stock as of the Closing Date and then shall be applied to the accrued Premium (as defined in the Exchange Certificate of Designation) on the Exchange Preferred Stock. The Company and the Investors acknowledge and agree that the amount of such Premium accrued and unpaid on the Original Preferred Stock as of the Closing Date and the amounts that will accrue on the Exchange Preferred Stock between the Closing Date and the Mandatory Redemption Date (as defined in the Exchange Certificate of Designation) are as set forth on Schedule 3.2 attached hereto.

          3.3 Securities Laws. Each Investor acknowledges that the Exchange Preferred Stock and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may only be disposed of pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act.

          3.4 Restrictive Legend. Each Investor agrees to the imprinting of the following legend on the Exchange Preferred Stock:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

          3.5 Short Sales. For so long as it holds shares of Common Stock or Exchange Preferred Stock, each Investor agrees that it will not at any time hold a net short position in the Common Stock.

          3.6 AMEX Listing; Stockholder Approval. In the event the Investor(s) exercise its right of conversion of the Exchange Preferred Stock, the Company shall use its best efforts to list the shares of Common Stock issuable on such conversion on the American Stock Exchange (“AMEX”), if the Common Stock is then listed for trading on the AMEX, or on such other exchange or automated quotation system where the Company’s common stock may be listed. The parties hereto acknowledge that because the Company is subject to the rules of the AMEX in respect of the listing of the Company’s Common Stock on the AMEX, the Company may not undertake to issue on conversion of the Exchange Preferred Stock a number of shares of Common Stock in excess of 19.99% of the issued and outstanding Common Stock of the Company without first obtaining the approval of the Company’s stockholders. The Company agrees that it shall use its best efforts to obtain, upon the earlier to occur of the date upon which it commits a second Payment Default (whether consecutive or otherwise) or prior to January 10, 2006, approval of the stockholders to permit the issuance of sufficient shares of Common Stock to effect the conversion of all the shares of Exchange Preferred Stock then outstanding. In the event such approval is not promptly obtained, the Company will redeem such unconverted Exchange Preferred Stock in accordance with the terms of the Exchange Certificate of Designation.

          3.7 Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of Conversion Shares.

          3.8 Eligibility for Rule 144. The Company represents and warrants that as of the date hereof the Exchange Preferred Stock and the Conversion Shares are available for resale pursuant to Rule 144 of the Exchange Act. The Company shall file all reports and statements required to be filed by the Company with the SEC in a timely manner and take all other steps necessary on its part so as to thereafter maintain such eligibility under Rule 144.

ARTICLE IV
MISCELLANEOUS

          4.1 Fees and Expenses. Except as set forth in this Section 4.1, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the legal fees of Klehr Harrison of up to $2,000 and of Drinker Biddle & Reath LLP (counsel to Zanett) of up to $25,000. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Exchange Preferred Stock. In addition, the Company shall reimburse Zanett on behalf of the Investors on the first business day of each calendar year after the Closing Date Zanett’s out-of-pocket and overhead expenses for the prior calendar year through calendar year 2005 associated with the monitoring of the Exchange Preferred Stock not to exceed $12,500 for the remainder of calendar year 2003, $50,000 for calendar year 2004 and $37,500 for calendar year 2005 upon presentation to the Company of documentation of such expenses.

          4.2 Entire Agreement; Amendments. This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

          4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, against electronic confirmation thereof, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York City time) on any date, against electronic confirmation thereof, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	HearUSA, Inc. 1250 Northpoint Parkway West Palm Beach, FL 33407 Facsimile No.: (561) 688-8883 Attn: Chief Executive Officer

With copies to:	Bryan Cave LLP 700 Thirteenth Street, N.W. Suite 700 Washington, DC 20005-3960 Facsimile No.: (202) 508-6200 Attn: LaDawn Naegle, Esq.

If to the Investors:	Zanett Lombardier Master Fund, LLC c/o Olympia Capital (Cayman) Limited Williams House 20 Reid Street Hamilton HM 11 Bermuda Facsimile: 1 441-295-2305 Attn: Lisa Ty

and

The San Miguel Trust c/o IMT Fiduciary Services Ltd. 2nd Floor P.O. Box 127 Commercial House/Commercial Street St. Helier Jersey, Channel Islands JE48QS Facsimile: 44 1534-883699 Attn: Susan Etienne

With copies to:	Drinker Biddle & Reath LLP One Logan Square 18th and Cherry Streets Philadelphia, PA 19103-6996 Facsimile No.: (215) 557-9162 Attn: Stephen T. Burdumy, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such person or entity.

          4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and by a majority of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

          4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

          4.8 Governing Law. The corporate laws of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

          4.9 Survival. The representations and warranties contained herein shall survive until the expiration of the first anniversary following the Closing. The agreements and covenants contained herein shall survive the Closing.

          4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          4.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

          4.12 Further Assurances. The parties hereto agree that each shall execute and deliver any and all further agreements, instruments, certificates and other documents, and shall take any and all action, as any of the parties hereto may reasonably deem necessary or desirable in order to carry out the intent of the parties to this Agreement.

          4.13 Press Releases. The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Securities and Exchange Commission or any regulatory agency with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. The parties agree that, within two (2) business days after the Closing, the Company shall file with the Securities and Exchange Commission a Form 8-K concerning this Agreement and the transactions contemplated hereby in the form attached as Exhibit B hereto, to which this Agreement and the Exchange Certificate of Designations shall be attached as exhibits.

          4.14 Attorneys’ Fees. If either party shall commence an action or proceeding to enforce any provisions relating to the obligations to close the transactions contemplated by this Agreement prior to the Closing, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

[Signatures appear on the next page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HEARUSA, INC.

By:	/s/ Stephen J. Hansbrough

Stephen J. Hansbrough Chief Executive Officer

ZANETT LOMBARDIER MASTER FUND, LLC

By:	/s/ G.A. Cicogna

Name:	Gianluca Cicogna

Title:	Authorized Signatory

THE SAN MIGUEL TRUST

By:	IMT Fiduciary Services Limited, as Trustee /s/ S. Etienne

Name:	Susan Etienne

Title:	Authorized Signatory

Exchange Agreement

Investors Holdings
Schedule 2.1(b)

Zanett Lombardier Master Fund, LLC	2663 shares of Original Preferred Stock
The San Miguel Trust	1900 shares of Original Preferred Stock

Exchange Agreement

Conflicts
Schedule 2.2(d)

Approval of the Company’s stockholders may be required by the rules of the American Stock Exchange to issue shares of Common Stock or securities convertible in Common Stock if the Common Stock to be issued has voting power that is 20% or more of the voting power outstanding before such Common Stock or securities are issued.

Exchange Agreement

Premium; Payments
Schedule 3.2

1)	Accrued and Unpaid Premiums on Original Preferred Stock:

Period	Amount

As of July 31, 2003:	$1,245,826.00

From August 1, 2003 to Closing (August 26, 2003):	$36,253.97

2)	Premiums on Exchange Preferred Stock:

Period	Amount

From Closing to December 31, 2003	$158,350.70
From January 1, 2004 to December 31, 2004	$456,300.00
From January 1, 2005 to December 31, 2005	$456,300.00
From January 1, 2006 to December 18, 2006	$439,527.33

3)	Schedule of Payments:

Payment Date	Amount

November 26, 2003 (90 days after Closing)	$636,517
December 18, 2003	$100,000
January 18, 2003	$100,000
February 18, 2003	$100,000
March 18, 2004	$100,000
April 18, 2004	$100,000
May 18, 2004	$100,000
June 18, 2004	$100,000
July 18, 2004	$100,000
August 18, 2004	$38,025
September 18, 2004	$76,050
October 18, 2004	$76,050

Payment Date	Amount

November 18, 2004	$76,050
December 18, 2004	$38,025
January 18, 2005	$100,000
February 18, 2005	$90,125
March 18, 2005	$38,025
April 18, 2005	$38,025
May 18, 2005	$38,025
June 18, 2005	$38,025
July 18, 2005	$38,025
August 18, 2005	$38,025
September 18, 2005	$38,025
October 18, 2005	$38,025
November 18, 2005	$38,025
December 18, 2005	$38,025
January 18, 2006	$38,025
February 18, 2006	$38,025
March 18, 2006	$38,025
April 18, 2006	$38,025
May 18, 2006	$38,025
June 18, 2006	$38,025
July 18, 2006	$38,025
August 18, 2006	$38,025
September 18, 2006	$38,025
October 18, 2006	$38,025
November 18, 2006	$38,025
December 18, 2006	$63,191